Exhibit 99

CENDANT'S BOARD OF DIRECTORS APPROVES QUARTERLY CASH DIVIDEND OF $0.11 PER COMMON SHARE IMPLEMENTING PREVIOUSLY ANNOUNCED PLAN TO INCREASE REGULAR QUARTERLY DIVIDEND BY 22%

NEW YORK 07-19-2005 -- Cendant Corporation (NYSE: CD) today announced that its board of directors formally declared a regular quarterly cash dividend of $0.11 per common share, payable September 13, 2005 to stockholders of record as of August 22, 2005. The $0.11 per share dividend represents a 22% increase from the $0.09 per share regular quarterly dividend previously paid to stockholders.

About Cendant Corporation
Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 80,000 employees, New York City-based Cendant provides these services to business and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at http://www.cendant.com.

Media Contacts:
Elliot Bloom
(212) 413-1832

Kelli Segal
(212) 413-1871

Investor Contacts:
Sam Levenson
(212) 413-1834

Henry A. Diamond
(212) 413-1920